Exhibit 99.3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Partners

Regency Energy Partners LP:

We have audited the accompanying consolidated balance sheet of Regency Energy Partners LP and subsidiaries as of December 31, 2010, and the related consolidated statements of operations, comprehensive income (loss), cash flows, and partners' capital and noncontrolling interest for the period from May 26, 2010 to December 31, 2010, the period from January 1, 2010 to May 25, 2010, and the year ended December 31, 2009. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Midcontinent Express Pipeline LLC, (a 49.9 percent owned investee company which was acquired by the Partnership on May 26, 2010). The Partnership's investment in Midcontinent Express Pipeline LLC at December 31, 2010 was $652,482,000 and its equity in the earnings of Midcontinent Express Pipeline LLC was $21,219,000 for the period from May 26, 2010 to December 31, 2010. The financial statements of Midcontinent Express Pipeline LLC were audited by other auditors whose report has been furnished to us and included herein, and our opinion, insofar as it relates to the amounts included for Midcontinent Express Pipeline LLC, is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Regency Energy Partners LP and subsidiaries as of December 31, 2010, and the results of their operations and their cash flows for the period from May 26, 2010 to December 31, 2010, the period from January 1, 2010 to May 25, 2010, and the year ended December 31, 2009, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Dallas, Texas
February 18, 2011